UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 18, 2020

ORGANOGENESIS HOLDINGS INC.

(Exact Name of Registrant as specified in its charter)

Delaware	001-37906	98-1329150
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

85 Dan Road Canton, MA	02021
(Address of principal executive offices)	(Zip Code)

(781) 575-0775

(Registrant’s telephone number, including area code)

Not Applicable

(Registrant’s name or former address, if change since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value	ORGO	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 18, 2020, Organogenesis Holdings Inc. (the “Company”) appointed Henry Hagopian, age 52, as its Vice President of Finance, Treasurer and interim Chief Financial Officer. Mr. Hagopian’s employment with the Company will be on an at-will basis and the terms of his arrangement with the Company provide for payment of an annual base salary of $265,000. He will be eligible for an annual target bonus of 25% of his base salary as of the end of each fiscal year and also will participate in the Company’s employee benefit plans. In addition, on August 21, 2020, the Company’s board of directors awarded Mr. Hagopian an option to purchase 15,000 shares of the Company’s Class A common stock at an exercise price of $4.46 per share. Subject to his continued employment, the option will vest with respect to 25% of the shares on the first anniversary of the date of grant, with the remaining shares vesting annually on each of the next three anniversaries of the date of grant, such that the option will be fully vested on the fourth anniversary of the date of grant.

Mr. Hagopian previously served as the Company’s Assistant Vice President and Treasurer since January 2017 and prior to that served as the Company’s Corporate Controller from October 2007 through December 2016. Prior to joining the Company, Mr. Hagopian served as Assistant Controller and Treasury Manager of CIRCOR International, Inc. from 2005 to 2007 and as Assistant Controller of Stratus Technologies from 2003 to 2005. Prior to joining Stratus, Mr. Hagopian held positions of increasing responsibility with Lucent Technologies finance organization, including the restructuring and spin-out from AT&T. Mr. Hagopian holds an M.B.A. in Management and an M.S. in Accounting from Boston College’s Carroll Graduate School of Management and a B.S. in Economics and Finance from Farleigh Dickinson University.

On August 18, 2020, Timothy M. Cunningham notified the Company of his resignation as Chief Financial Officer, effective immediately.

In connection with Mr. Cunningham’s resignation, the Company entered into a separation letter agreement with Mr. Cunningham on August 24, 2020 (the “Separation Agreement”). Pursuant to the terms of the Separation Agreement, Mr. Cunningham is entitled to receive the following severance from the Company: (i) $175,000, which represents one-half of his base salary and is payable as salary continuation for six (6) months; (ii) $96,250, which represents one-half of his target bonus for 2020; (iii) a payment of $22,203; (iv) continuation of certain benefit coverage for six (6) months; (v) executive outplacement services with a mutually agreeable outplacement provider for up to one (1) year; and (vi) accelerated vesting with respect to 111,924 shares of the Company’s Class A common stock that otherwise would have vested on August 22, 2020 pursuant to a stock option that the Company granted to Mr. Cunningham. The Separation Agreement includes a general release by Mr. Cunningham of any claims against the Company. The description of the Separation Agreement contained herein is qualified in its entirety by reference to the full text of the Separation Agreement, which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

In connection with this management change, the Company issued a press release on August 24, 2020, a copy of which is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Exhibit Description

10.1	Separation Letter Agreement, dated August 24, 2020, between Organogenesis Holdings Inc. and Timothy M. Cunningham

99.1	Press release dated August 24, 2020, entitled “Organogenesis Holdings Inc. Announces Management Change”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Organogenesis Holdings Inc.

By:	/s/ Lori Freedman
Name:	Lori Freedman
Title:	Vice President and General Counsel

Date: August 24, 2020